                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-76581 of Merrill Lynch Disciplined Equity Fund, Inc. (the "Fund") on Form N-1A of our report dated July 8, 2003 appearing in the May 31, 2003 Annual Report of the Fund in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 10, 2003